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                                    AMENDMENT
                                       TO
                          RESTATED EMPLOYMENT AGREEMENT


     This Amendment to Restated Employment Agreement (the "Amendment") is dated as of January 1, 1997 by and between Cinergi Pictures Entertainment Inc., a Delaware corporation ("Company"), and Warren Braverman (the "Executive") and is made with reference to that certain Restated Employment Agreement between the Company (then known as "Cinergi Productions Inc.") and Executive dated as of January 1, 1994, as amended by that certain letter agreement, dated as of December 16, 1994, by and between Company and Executive (as so amended, the "Employment Agreement"). Capitalized terms used herein without definition shall have the respective meanings assigned such terms in the Employment Agreement.

     WHEREAS, Executive has been Chief Operating Officer, Executive Vice President and Chief Financial Officer of the Company since March 1990; and

     WHEREAS, during all of the period commencing from the above date, Executive has been a loyal and dedicated officer and employee of the Company, devoting his time and energies to the success of the Company; and

     WHEREAS, Executive and the Company formalized their relationship by entering into the Employment Agreement which expires December 31, 1997; and

     WHEREAS, the Company is conducting a strategic review of the Company's business strategy and goals, which includes discussions with third parties regarding the sale of a partial interest in the Company or the entire Company; and

     WHEREAS, Executive possesses special skills, knowledge, abilities and experience unique to the Company's business and possesses an intimate knowledge of the operations of the Company which the Company deems valuable and desires to maintain; and

     WHEREAS, the Board of Directors of the Company recognizes that the expiration of the Employment Agreement at the end of 1997, as well as the possibility of a sale of a partial interest in the Company or the entire Company, may raise uncertainty and questions for Executive, and may result in the distraction of Executive to the detriment of the Company and its stockholders; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to foster and encourage the continued attention and dedication of Executive to his assigned duties, without distraction, and to secure for the Company the continued services of Executive for an additional period of time; and

     WHEREAS, the Company and Executive have mutually agreed to extend Executive's term of employment to secure to the Company the continued valuable services of Executive, all on the terms and conditions hereinafter set forth.

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     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

     1. AMENDMENT TO SECTION 1.4.1 OF THE EMPLOYMENT AGREEMENT. Section 1.4.1 of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

          1.4.1 The Term of this Agreement shall commence and this Agreement shall be effective as of the date first written above and shall end on December 31, 1999 unless extended or sooner terminated in accordance with the provisions of this Agreement (the "Term").

     2. AMENDMENT TO SECTION 2.1 OF THE EMPLOYMENT AGREEMENT. Section 2.1 of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

          2.1 FIXED ANNUAL COMPENSATION. Executive shall receive Fixed Annual Compensation as follows: Four Hundred Sixty-Five Thousand Dollars ($465,000) for the period from the effective date hereof and ending December 31, 1994; Five Hundred Eight Thousand Dollars ($508,000) for a period of January 1, 1995 through December 31, 1995; Five Hundred Thirty-One Thousand Dollars ($531,000) for the period of January 1, 1996 through December 31, 1996; Five Hundred Fifty-Six Thousand Dollars ($556,000) for the period of January 1, 1997 through December 31, 1997; Five Hundred Eighty-Four Thousand Dollars ($584,000) for the period of January 1, 1998 through December 31, 1998; and Six Hundred Thirteen Thousand Dollars ($613,000) for the period of January 1, 1999 through December 31, 1999. Executive's Fixed Annual Compensation shall be payable in equal installments on Company's regular pay dates following commencement of the Term.

     3. AMENDMENT TO SECTION 3.4 OF THE EMPLOYMENT AGREEMENT. Section 3.4 of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

          3.4 NO MITIGATION. Executive shall not be required to mitigate the amount of any payment or benefit to Executive provided for in Section 3.2.2 due to Company's Material Breach (each, a "Company Breach Benefit") by seeking other employment or otherwise, nor shall the amount of any Company Breach Benefit be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits after the date of termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the Company Breach Benefits owing to Executive by virtue of Section 3.2.2 with respect

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          to any rights, claims or damages that the Company or its affiliates may have against Executive, including, without limitation, any claims by reason of any breach or alleged breach of this Agreement by Executive.

     4. SIGNING BONUS. In order to induce Executive to enter into this Amendment and extend the Term of the Employment Agreement for two years, the Company hereby agrees to pay to Executive a signing bonus of $600,000 (the "Signing Bonus") immediately upon the signing of this Amendment. Executive and the Company agree that Executive shall use a portion of the Signing Bonus to immediately repay in full the Executive Loan and the Second Executive Loan. Upon payment of such loans, the Company hereby agrees to indicate in its accounting records that such loans have been repaid in full.

     5.   MISCELLANEOUS.

          5.1 Executive has been advised of the desirability for him to obtain legal counsel to advise him of his rights under this Amendment. Executive acknowledges that he has read and understands the terms of this Amendment and that he enters into this Amendment knowingly and intelligently of his own free will, free of any undue influence.

          5.2 This Amendment shall be effective as of the date set forth above. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of the Amendment to produce or account for more than one such counterpart.

          5.3 On and after the date hereof, each reference in the Employment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Employment Agreement shall mean and be a reference to the Employment Agreement as amended by this Amendment.

          5.4 It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms and conditions of the Employment Agreement, and all terms and conditions of the Employment Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to the terms and conditions of this Amendment.

          5.5 Subject to Section 4.5 of the Employment Agreement, this Amendment shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                                   "Company"

                                   CINERGI PICTURES ENTERTAINMENT INC.



                                   By:    /s/ Andrew G. Vajna
                                       ----------------------------------------
                                       Name:  Andrew G. Vajna
                                       Title:  Chief Executive Officer

                                   "Executive"



                                         /s/ Warren Braverman
                                   --------------------------------------------
                                   WARREN BRAVERMAN


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